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                                                          Exhibit 7




            Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 6 to the Registration Statement (Form S-6
No. 333-72875) pertaining to the Lincoln Life Flexible Premium Variable Life Account S, and to the use therein of our reports dated (a) February 1, 2002, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2002, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account S.


                                       /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 19, 2002